Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-228989, 333-229958 and 333-237110) and Form S-3 (No. 333-239124) of Bank First Corporation and Subsidiaries of our report dated March 10, 2023, with respect to the consolidated financial statements of Bank First Corporation and Subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Atlanta, Georgia

March 10, 2023